Exhibit (j)(4)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Gabelli ETFs Trust as filed with the Securities and Exchange Commission on or about June 27, 2025.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
June 27, 2025